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Exhibit 23

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38030) pertaining to the 1998 Stock Plan of NetRatings, Inc. and 1999 Employee Stock Purchase Plan of NetRatings, Inc., the Registration Statement (Form S-8 No. 333-98857) pertaining to the 1998 Stock Plan of NetRatings, Inc., 1999 Employee Stock Purchase Plan of NetRatings, Inc. and Options Assumed by NetRatings, Inc. and Granted Under the ACNielsen eRatings.com 2002 Option Plan, the Registration Statement (Form S-3 No. 333-90160) dated June 10, 2002, the Registration Statement (Form S-3 No. 333-99283) dated September 6, 2002 and in the related Prospectuses, of our report dated February 14, 2003, with respect to the consolidated financial statements of NetRatings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

San Jose, California March 25, 2003	/s/ Ernst & Young LLP

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  Exhibit 23
Consent of Independent Auditors